EXHIBIT 99.2

          IA GLOBAL INC. SIGNS JOINT VENTURE AGREEMENT FOR AUSTRALASIA
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        AN EXPANSION OF THE COMPANY'S SERVICE OFFERING TO GLOBAL CLIENTS


BURLINGAME, CA.  October 31, 2003 / PRNewswire-FirstCall / --

IA Global Inc. (AMEX: IAO) announced today, it has completed the signing of a joint venture agreement ("JV") with London Wall Investments Pty. Ltd. ("London Wall"), a privately held investment company headquartered in Perth, Australia, to expand its internet acceleration service offering to the Australia and New Zealand markets.

The Internet acceleration service is software based and uses a combination of highly advanced and proven compression and caching technologies to increase delivery of Internet and e-mail data to the end-user by an average of between 4-6 times.

Further to a news release in August, outlining the basic structure of the JV, IA Global Inc. is now able to announce the successful consummation of this transaction. IA Global already provides an internet acceleration service in Japan, via its subsidiary I-Accele. The JV intends to expand further on this by providing IA Global with the means to extend the service to other geographical and language markets. The JV is currently negotiating a separate and wide-ranging marketing and development license for the core technology, and is completing the development of its own English language client application. Completion of the license is dependent upon regulatory approvals. No guarantee can be made that these approvals will be obtained to the full satisfaction of IA Global, if at all. Once completed, the product will initially be marketed in Australia and New Zealand, with further markets to be contemplated by the JV in the future.

The JV vehicle will be incorporated immediately in Australia, with the first priority being to complete the English language client application software and launch the commercial service in Australia. A beta version of the software is nearing completion and trials will commence in Australia in November 2003. A full commercial launch is planned for early 2004, a time of high internet usage in the Australian marketplace.

"The completion of this JV deal is a very good outcome for IA Global. This is an opportunity for us to expand our market coverage globally, whilst at the same time producing an original product application that we will have licensing rights to", said CEO of IA Global Inc., Alan Margerison. "The timing is right for this service now and with London Wall we have put in place an executive team that has the technical and commercial experience to launch the service in Australia and then into SE Asia."

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Mark Jenkins, Managing Director of London Wall, commented "Our initial focus will be the rural communities in Australia, where low Internet connectivity rates can be immediately improved with this proven and robust solution, without requiring end-users to purchase any additional hardware equipment. The marketing and technical team we have in place has considerable expertise in providing profitable ISP solutions to the Australian market and they have already confirmed the pre-launch ISP partners. Based on progress to date, we are very confident in achieving our target of a full commercial launch in 2004. Additionally, the positive feedback from our pre-marketing to Australian ISPs makes us confident that the commercial launch will be successful"

ABOUT IAGLOBAL INC.

IA Global, Inc. commenced business as an Internet broadcaster of special interest, continuously streaming broadband entertainment channels. It has revised its business plan to expand business avenues in the area of media entertainment and technology. It has moved from a revenue model based on broadband entertainment channels, to a renewed focus on developing media technology products and services and on licensing revenues. To this end, IA Global may develop such media technology products and services internally, or acquire them from other parties.

Earlier, this year, IA Global Inc. successfully completed the acquisition of a 76.9% stake in I-Accele Co., Ltd., an Internet data transmission acceleration service and on July 31st it has announced to acquire 67% equity interest in Fan Club Entertainment Co., Ltd., a privately held Japanese company that will provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., an affiliated company which has recently signed a 5-year agreement with Marvel Entertainment Inc. and Marvel Characters Inc. to manage their fan club in Japan.

IA Global, Inc. has a business focus in the areas of technology, media and entertainment.

For further information, contact:

Mr. Satoru Hirai
COO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA. 94010
Phone:650-685-2403
Fax: 650-685-2404
Email: hirai@iaglobalinc.com
WebSite: www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K AND FORMS 10-Q AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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